Exhibit 10.2

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EXCLUSIVE AGREEMENT
This Agreement between THE BOARD OF TRUSTEES OF THE LELANDAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and BioTrove, Inc. (“BioTrove”), a corporation having a principal place of business at 12 Gill Street, Suite 4000, Woburn, MA 01801, is effective on the 6th day of May, 2004 (“Effective Date”).
1	BACKGROUND
Stanford has an assignment of an invention consisting of apparatuses and methods for conducting multiple simultaneous micro-volume chemical and biochemical reactions in an array format. It is entitled “Apparatus and Methods for Parallel Processing of Micro-Volume Liquid Reactions,” was invented in the laboratory of Pamela Foreman, and is described in Stanford Docket S00-099. Stanford wants to have the invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.
2	DEFINITIONS
2.1	“Affiliate of BioTrove” means any corporation or other business entity that controls, is controlled by or is under common control with BioTrove. “Controls,” “control” or “controlled” as used in this paragraph means direct or indirect ownership of more than fifty percent (50%) of the voting stock of such corporation, determined on a fully diluted basis, or the ability to direct, direct or indirect, in the decision-making authority of such other unincorporated business entity.

2.2	“Confidential Information” means information disclosed in the Reports covered under Section 9.1.

2.3	“Exclusive” means that, subject to Articles 3.3 and 6, Stanford will not grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory.

2.4	“Government Authority” means any court, agency, department, authority or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

2.5	“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments and/or ordinances of any Governmental Authority.

2.6	“Licensed Field of Use” means for use in devices or methods for storage or processing, analysis, or synthesis of chemicals or materials such as DNA, RNA, proteins, peptides, probes, solutions, small molecules, cells, tissues, polymers, inorganics, catalysts, crystals, or solution conditions.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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2.7	“Licensed Patent” means
(A)	Stanford’s U.S. Patent Applications, Serial Number 09/789601, filed 02/20/2001, and

(B)	Stanford’s U.S. continuation-in-part (CIP), Serial Number 09/935455, filed 08/22/2001,

(C)	any foreign patent application corresponding thereto,

(D)	any divisional, continuation, or reexamination application, and each patent that issues or reissues from any of the foregoing patent applications and each renewal, substitution or extension thereof.
2.8	“Licensed Product” means a product or part of a product in the Licensed Field of Use:
(A)	the making, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a Licensed Patent; or

(B)	which is made with, uses or incorporates any Technology.
2.9	“Licensed Territory” means worldwide.

2.10	“Net Sales” means all gross revenue received by BioTrove, or an Affiliate of BioTrove, or a sublicensee of BioTrove if the sublicensee is responsible for the payment of earned royalties to Stanford based on the sublicensee’s Net Sales, for the Sale of Licensed Product. Net Sales excludes the following-Items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately billed):
(A)	import, export, excise and sales taxes, and custom duties;

(B)	costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

(C)	costs of installation at the place of use;

(D)	credit for returns, allowances, or trades;

(E)	any customary trade, quantity, or cash discounts or rebates actually allowed and taken and

(F)	For clarification, if the sublicensee of BioTrove is the purchaser of the Licensed Product, then all royalties shall be based on the revenue directly attributable to the purchase by that sublicensee and not as Sublicense Income, as long as BioTrove has paid a royalty on that purchase.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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2.11	“Party” shall mean either BioTrove including its sublicensees or Stanford.

2.12	“Parties” shall mean both BioTrove including its sublicensees and Stanford.

2.13	“Sale” / “Sold” means the sale, transfer, exchange or other disposition of Licensed Products or Licensed Services by BioTrove or any Affiliate of BioTrove to any third party purchaser. Sales of Licensed Products and of Licensed Services shall be deemed consummated upon the first to occur of:
(A)	receipt of payment from the purchaser;

(B)	release of Licensed Products from consignment;

(C)	if otherwise transferred or, exchanged or disposed of whether by gift or otherwise when such transfer, exchange, gift or other disposition occurs.
2.14	“Stanford Indemnitees” means Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents.

2.15	“Sublicense Income” means all consideration received by BioTrove from its sublicensees as consideration for the grant by BioTrove of a sublicense under Licensed Patents pursuant to Section 4.1, excluding
(1)	payments made by a sublicensee in consideration of the issuance of equity or debt securities of Licensee at market value,

(2)	payments made by a sublicensee to support or fund research and development activities to be undertaken by Licensee; and

(3)	Payments on which BioTrove already pays royalties such as royalties paid on the Net Sales of such sublicensee.
2.16	“Technology” means the Valid Claims in the Licensed Patents and any additional information or materials that will be provided by Stanford to BioTrove.

2.17	“Term” shall mean the period between the Effective Date, defined herein, and the Termination Date, defined herein.

2.18	“Third Party” shall mean any entity or person other than BioTrove, BioTrove Sublicensees, Affiliates of BioTrove, or Stanford.

2.19	“Valid Claim” means either
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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(A)	a claim of an issued and unexpired patent included within the Licensed Patents, which has not been held permanently revoked, held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or

(B)	a claim of any pending patent application included within the Licensed Patents, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal, petition or refiling of said application.
3	GRANT
3.1	Grant. Subject to the terms and conditions of this Agreement, Stanford grants BioTrove a license under the Licensed Patent in the Licensed Field of Use (“License”) to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory.

3.2	Exclusivity and Term.

The License is Exclusive, including the right to sublicense under Article 4, in the Licensed Field of Use beginning on May 6, 2004 and ending on the date of expiration of the last to expire of the Licensed Patent(s) (“Termination Date”).

3.3	Retained Rights.

Stanford retains the right, [***]. BioTrove agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution has the right to publish any information included in the Technology or a Licensed Patent.

3.4	Specific Exclusion. Stanford does not:
(A)	grant to BioTrove any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent or Technology;

(B)	[***]; and

(C)	agree to furnish to BioTrove any technology or technological information other than the Technology or to provide BioTrove with any assistance.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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4	SUBLICENSING
4.1	Permitted Sublicensing. BioTrove may grant sublicenses in the Licensed Field of Use only during the Exclusive term and [***].

4.2	Required Sublicensing. If after [***] from the Effective Date, BioTrove [***], BioTrove will, at Stanford’s request, [***].

4.3	Sublicense Requirements. Any sublicense:
(A)	is subject to this Agreement;

(B)	will reflect that any sublicensee will not further sublicense unless such sublicensee agrees that such sublicense is subject to the terms hereof;

(C)	will expressly include the provisions of Articles 9, 10, and 11 for the benefit of Stanford; and

(D)	will require the transfer of all obligations, including the payment of royalties specified in the sublicense, to Stanford or its designee, if this Agreement is terminated for cause by Stanford.
4.4	Copy of Sublicenses. BioTrove will submit to Stanford a copy of each sublicense, which shall be maintained as Confidential Information of BioTrove.

4.5	Sublicensing Income Royalties. BioTrove will pay to Stanford 15% sublicense royalty on all Sublicense Income provided such payment does not result on multiple royalties on the same income.

4.6	Royalty-Free Sublicenses. If BioTrove pays all royalties due Stanford from a sublicensee’s Net Sales as defined in Article 8, BioTrove may grant that sublicensee a royalty-free or non-cash:
(A)	sublicense or

(B)	cross-license.
5	CONFIDENTIALITY
(A)	During the Term of this Agreement, and for a period, of three (3) years thereafter, each Party will maintain all Confidential Information (defined in Section 2.2) of the other Party as confidential and will not disclose any such Confidential Information to any Third Party or use such Confidential Information for any purpose except as expressly authorized by this Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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(B)	Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement.

(C)	The covenants and conditions of this Article 5 shall survive any termination or expiration of this Agreement or any License or right granted hereunder.

(D)	Any obligation of either party as set forth in the preceding paragraph shall not apply to any information, knowledge, software, data, and/or know-how which:
(1)	Is or hereafter becomes a part of the public knowledge through no fault of the party to which the information was given;

(2)	The party to which the information was given can demonstrate was in its possession prior to the time of disclosure by the other party;

(3)	The party to which the information was given can demonstrate was received by it from a third party who shall not have received same from the other party; and

(4)	is independently developed by the recipient without reference to or use of the Confidential Information of the disclosing party.
(E)	If, in the reasonable opinion of legal counsel, Confidential Information is required to be disclosed under Law, such disclosure shall not be a violation of the terms of this Agreement provided that the receiving party provides the disclosing party sufficient prior notice (to the extent practicable) of such disclosure, and agrees to cooperate, at the request and sole expense of the disclosing party, with the disclosing party’s efforts to preserve the confidentiality of such information. Any such disclosure pursuant to a Law shall not in and of itself change the status of Confidential Information to non-Confidential Information

(F)	Notwithstanding the foregoing, BioTrove may disclose Confidential Information to Governmental Authorities to the-extent desirable to obtain approval for marketing Licensed Products, to outside consultants and to non-clinical and clinical investigators to the extent desirable for their information under written secrecy agreements with essentially the same provisions as contained herein and naming the Stanford as a third party beneficiary of such agreement. Nothing in this Agreement shall be construed to limit the right of clinical investigators of BioTrove or Stanford to publish the results of their studies provided such publication does not include the Confidential Information of the other party. In addition, either party may disclose such information to third parties under a secrecy agreement having essentially the same provisions as contained herein in connection with the exercise of its rights hereunder
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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6	GOVERNMENT RIGHTS
This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. They also impose the obligation that Licensed Product sold or produced in the United States be “manufactured substantially in the United States.” BioTrove will ensure all obligations of these provisions are met.
7	DILIGENCE

7.1	Milestones. Because the invention is not yet commercially viable as of the Effective Date, BioTrove will diligently develop, manufacture, and sell Licensed Product and will diligently develop markets for Licensed Product. In addition, Licensee will meet the milestones shown in Appendix A and notify Stanford in writing as each milestone is met.

7.2	Progress Report. By March 1 of each year while this Agreement is effective, BioTrove will submit a written annual report to Stanford covering the preceding calendar year. The report will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by BioTrove toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: BioTrove’s progress toward commercialization of Licensed Product, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Product, and significant corporate transactions involving Licensed Product.

8	ROYALTIES

8.1	Issue Royalty. BioTrove will pay to Stanford a noncreditable, nonrefundable license issue royalty of $[***] upon signing this Agreement.

8.2	License Maintenance Fee. Beginning on the first anniversary of the Effective Date and each anniversary thereafter, BioTrove will pay Stanford a yearly license maintenance fee of $[***]. Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 8.4.

8.3	Earned Royalty. BioTrove will pay Stanford earned royalties on Net Sales as follows:
(A)	[***] for all Licensed Products.
8.4	Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year.

For example:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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(A)	if BioTrove pays Stanford a $[***] maintenance payment for year Y, and according to Section 7.3 $[***] in earned royalties are due Stanford for Net Sales in year Y, BioTrove will only need to pay Stanford an additional $[***] for that year’s earned royalties.

(B)	if BioTrove pays Stanford a $[***] maintenance payment for year Y, and according to Section 7.3 $[***] in earned royalties are due Stanford for Net Sales in year Y, BioTrove will not need to pay Stanford any earned royalty payment for that year. BioTrove will not be able to offset the remaining $[***] against a future year’s earned royalties.
8.5	Obligation to Pay Royalties. A royalty is due Stanford under this Agreement for any activity conducted under the licenses granted. For convenience’s sake, the amount of that royalty is calculated using Net Sales. Nonetheless, if certain Licensed Products are made, used, imported, or offered for sale before the date this Agreement terminates, and those Licensed Products are sold after the termination date, BioTrove will pay Stanford an earned royalty for its exercise of rights based on the Net Sales of those Licensed Products.

8.6	Currency. BioTrove will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. BioTrove will make royalty payments to Stanford in U.S. Dollars.

8.7	Non-U.S. Taxes. BioTrove will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

8.8	Interest. Any payments not made when due will bear interest at the lower of
(A)	the Prime Rate published in the Wall Street Journal plus 200 basis points, or

(B)	the maximum rate permitted by law.
8.9	No Multiple Royalties. Royalties under this Article 8 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis from the first commercial Sale of such Licensed Product until the date of expiration of the last to expire of Licensed Patents covering such Licensed Product. No multiple royalties shall be payable because any Licensed Product is covered by more than one patent within the Licensed Patents

8.10	Combination Sales. If BioTrove sells a Licensed Product or Products in combination with other products which are not Licensed Products (“Other Items”), the Net Sales for purposes of determining Royalty payments on the combination product shall be calculated as follows:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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(A)	If all Licensed Products and Other Items contained in the combination are available separately, the Net Sales for purposes of the royalty payments will be calculated by multiplying the Net Sales of the combination by the fraction A/A+B, where A is the selling price of all Licensed Products in the combination, and B is the selling price of all Other Items in the combination.

(B)	If the combination includes Other Items which are not sold separately (but all Licensed Products are available separately), the Net Sales for purposes of royalty payments will be calculated by multiplying the Net Sales of the combination by A/C, where A is defined above and C is the selling price of the combination.

(C)	If neither the Licensed Products nor the Other Items contained in the combination are sold separately, the Net Sales for the purpose of calculating the royalty payments will be calculated by multiplying the Net Sales of the combination by the fraction D/D+E, where D is the Cost of all Licensed Products in the combination and E is the Cost of all Other Items in the combination.

(D)	As used herein, “Cost” means standard fully-absorbed cost arrived at using the standard accounting procedures of Licensee in accordance with generally-accepted accounting practices
8.11	No Royalties for Government Use. No royalty obligation shall arise under this Agreement due to sale to or use by the United States Government for government purposes if and to the extent that
(A)	a royalty-free license has been granted to the United States Government for the Licensed Patents to the extent that the Licensed Patents were developed with government funds, and

(B)	the procurement documents specify that it should be royalty free, and

(C)	the price has been adjusted accordingly.
8.12	In the event BioTrove licenses technology or intellectual property rights from a third party in order to develop and/or commercialize any Licensed Product, the royalty on Sublicense Income paid to Stanford shall be reduced by [***]of the amount of any royalty BioTrove is obligated to pay to any such third party on such Licensed Product; provided, however, that the royalty paid to Stanford shall in no event be less than [***] of the relevant amount specified in Paragraphs 4.5 above.

9	ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

9.1	Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product, BioTrove will submit to Stanford a written report (even if there are no
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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sales) and an earned royalty payment within thirty (30) days after the end of each calendar quarter. This report will be in the form of Appendix B and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar quarter. With each report BioTrove will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 8.3)

9.2	Termination Report. BioTrove will pay to Stanford all applicable royalties and submit to Stanford a written report within ninety (90) days after the License terminates. BioTrove will continue to submit earned royalty payments and reports to Stanford after the Termination Date, until all Licensed Products made or imported under the License have been sold.

9.3	Accounting. BioTrove will maintain records showing manufacture, importation, sale, and use of a Licensed Product for five (5) years from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

9.4	Audit by Stanford. BioTrove will allow Stanford or its designee to examine BioTrove’s records to verify payments made by BioTrove under this Agreement.

9.5	Paying for Audit. Stanford will pay for any audit done under Section 9.4. But if the audit reveals an underreporting of earned royalties due Stanford of five percent (5%) or more for the period being audited, BioTrove will pay the audit costs.

10	REPRESENTATIONS AND WARRANTIES

10.1	To the best of OTL’ s knowledge as of the Effective Date,
(A)	Stanford has good and valid title to the Licensed Patents, and

(B)	the OTL has received no notice that any of the Licensed Patents are subject to any proceeding invalidating the patent or any interference action,

(C)	nor has the OTL received any notice that the use of the Licensed Patents infringes the rights of any third party.
10.2	Negation of Warranties. Stanford provides BioTrove the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:
(A)	of merchantability, of fitness for a particular purpose,
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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(B)	of non-infringement, or

(C)	arising out of any course of dealing.
10.3	No Representation of Licensed Patent. BioTrove also acknowledges that Stanford does not represent or warrant:
(A)	the validity or scope of any Licensed Patent, or

(B)	that the exploitation of Licensed Patent or Technology will be successful.
11	INDEMNITY

11.1	Indemnification. BioTrove will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted BioTrove under this Agreement or the breach of this Agreement by BioTrove unless the claim is due to the gross negligence or intentional misconduct of Stanford.

11.2	No Indirect Liability. Stanford is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

11.3	Workers’ Compensation. BioTrove will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

11.4	Insurance. During the term of this Agreement, BioTrove will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of BioTrove and its sublicensees. The insurance will provide minimum limits of liability of $1,000,000 and will include all Stanford Indemnitees as additional insureds on or before the first sale by BioTrove of any Licensed Product. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A- as rated by A.M. Best. Within fifteen (15) days of the Effective Date of this Agreement, BioTrove will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. BioTrove will provide to Stanford thirty (30) days prior written notice of cancellation or material change to this insurance coverage. BioTrove will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of BioTrove will be primary coverage; insurance of Stanford and Stanford Hospitals and Clinics will be excess and noncontributory.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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12	MARKING

Before any Licensed Patent issues, where commercially reasonable possible, BioTrove will mark Licensed Product with the words “Patent Pending.” Otherwise, where commercially reasonable and possible, BioTrove will mark Licensed Product with the number of any issued Licensed Patent.

13	STANFORD NAMES AND MARKS

Unless otherwise required by law, rule or regulation or any listing requirement with any stock exchange, BioTrove will not identify Stanford in any promotional statement, or otherwise use the name of any Stanford faculty member, employee, or student, or any trademark, service mark, trade name, or symbol of Stanford or Stanford Hospitals and Clinics, including the Stanford name, unless BioTrove has received Stanford’s prior written consent. Permission may be withheld at Stanford’s sole discretion. BioTrove will be entitled to release a press release concerning this license, which will include the name of Stanford and shall be subject to the approval of Stanford, which shall not be unreasonably withheld or delayed.

14	PROSECUTION AND PROTECTION OF PATENTS

14.1	Patent Prosecution. Following the Effective Date during the Term, and with counsel subject to Stanford’s approval, which shall not be unreasonably withheld or delayed, BioTrove will be responsible for preparing, filing, and prosecuting the Licensed Patents for Stanford’s benefit in the Licensed Territory and for maintaining all Licensed Patents. BioTrove will notify Stanford before taking any substantive actions in prosecuting the claims, and Stanford will have final approval on how to proceed with any such actions, which shall not be unreasonably withheld or delayed. To aid BioTrove in this process, Stanford will provide information, execute and deliver documents and do other acts as BioTrove shall reasonably request from time to time. BioTrove will reimburse Stanford for Stanford’s reasonable costs incurred in complying with such requests. Stanford and BioTrove agree to the terms detailed in Appendix C and agree to have Appendix C fully executed by the appropriate parties within 30 days of execution of this Agreement.

14.2	Patent Costs. Within thirty (30) days after receiving a statement from Stanford, BioTrove will reimburse Stanford:
(A)	for patenting expenses incurred by Stanford after the Effective Date during the Term for prosecuting the Licensed Patent’s.
14.3	Infringement Procedure. BioTrove will promptly notify Stanford if it believes a Third Party infringes a Licensed Patent. During the Exclusive Term of this Agreement only, BioTrove shall have the right to institute a suit against this third party as provided in Sections 14.4 — 14.8.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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14.4	BioTrove Suit. Within ninety (90) days from the time that either BioTrove or Stanford has identified an infringer, BioTrove has the first right to institute and prosecute a suit so long as it conforms with the requirements of this Section 14.4.

In such case, BioTrove will diligently pursue the suit and BioTrove will bear the entire cost of the litigation, including expenses and counsel fees incurred by Stanford, and will retain the entire amount of any recovery or settlement. BioTrove will keep Stanford reasonably apprised of all developments in the suit, and will seek Stanford’s input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patent. BioTrove will not prosecute, settle or otherwise compromise any such suit in a manner that adversely affects Stanford’s interests without Stanford’s prior written consent which shall not be unreasonably withheld or delayed. Stanford may be named as a party only if
(A)	BioTrove’s counsel recommend that such action is necessary in their reasonable opinion to achieve standing;

(B)	Stanford is not the first named party in the action; and

(C)	the pleadings and any public statements about the action state that Licensee is pursuing the action and that Licensee has the right to join Stanford as a party.
14.5	Joint Suit. If Stanford and BioTrove so agree, they may institute suit jointly. If so, they will:
(A)	Prosecute the suit in both their names;

(B)	bear the out-of-pocket costs equally;

(C)	share any recovery or settlement equally; and

(D)	agree how they will exercise control over the action.
14.6	Stanford Suit.
(A)	If neither Section 14.4 nor 14.5 apply, Stanford can institute suit, and may name BioTrove as a party for standing purposes. If Stanford decides to institute suit, it will notify BioTrove in writing. If BioTrove does not notify Stanford in writing that it desires to jointly prosecute the suit within fifteen (15) days after the date of the notice, BioTrove will assign and hereby does assign to Stanford all rights, causes of action, and damages resulting from the alleged infringement. Stanford will bear the entire cost of the litigation including expenses and counsel fees incurred by BioTrove and will retain the entire amount of any recovery or settlement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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14.7	Recovery. If BioTrove sues under Section 14.4, then any recovery in excess of any unrecovered litigation costs and fees will be shared with Stanford as follows:
(A)	Any payment for past sales will be deemed Net Sales, and BioTrove will pay Stanford royalties at the rates specified in Section 8.3;

(B)	Any payment for future sales will be deemed Net Sales, and royalties will be paid in accordance with Section 14.4.

(C)	BioTrove and Stanford will negotiate in good faith appropriate compensation to Stanford for any non-cash settlement or non-cash cross-license on the lines as specified above.
14.8	Abandonment of Suit. If either Stanford or BioTrove commences a suit and then wants to abandon the suit, it will give timely notice to the other party. The other party may continue prosecution of the suit after Stanford and BioTrove agree on the sharing of expenses and any recovery in the suit.

14.9	CIPs. Stanford will not file any further continuation-in-part (CIP) patent applications or patents with respect to or relating to any of the Licensed Patents or the inventions described therein.

15	TERMINATION

15.1	Termination by BioTrove. BioTrove may terminate this Agreement by giving Stanford written notice at least thirty (30) days in advance of the effective date of termination selected by BioTrove.

15.2	Termination by Stanford.
(A)	Stanford may also terminate this Agreement if BioTrove:
(1)	is delinquent on any report or payment;

(2)	is not diligently developing and commercializing Licensed Product;

(3)	misses a milestone described in Appendix A;

(4)	is in breach of any provision; or

(5)	provides any intentionally false report.
(B)	Termination under this Section 15.2 will take effect thirty (30) days after written notice by Stanford unless BioTrove remedies the problem in that thirty (30) day period.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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15.3	Surviving Provisions. Surviving any termination or expiration are:
(A)	BioTrove’s obligation to pay royalties accrued or accruable;

(B)	any claim of BioTrove or Stanford, accrued or to accrue, because of any breach or default by the other party; and

(C)	the provisions of Articles 5, 9, 10, and 11 and any other provision that by its nature is intended to survive.

(D)	BioTrove shall have the right to sell off any existing inventory for a one (1) year period after the termination of the license, provided that royalties are paid on such sales.
16	ASSIGNMENT

16.1	Permitted Assignment by BioTrove. Subject to Section 16.3, BioTrove may assign this Agreement as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of:
(A)	BioTrove’s entire business; or

(B)	that part of BioTrove’s business that exercises all rights granted under this Agreement.
16.2	Any Other Assignment by BioTrove. Any other attempt to assign this Agreement by BioTrove is null and void.

16.3	Conditions of Assignment. Prior to any assignment, the following conditions must be met:
(A)	BioTrove must give Stanford thirty (30) days prior written notice of the assignment, including the new assignee’s contact information; and

(B)	the new assignee must agree in writing to Stanford to be bound by this Agreement; and
16.4	After the Assignment. Upon a permitted assignment of this Agreement pursuant to Section 16.1, BioTrove will be released of liability under this Agreement and the term “BioTrove” in this Agreement will mean the assignee.

17	ARBITRATION

17.1	Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement will be settled by arbitration in accordance
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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with the Licensing Agreement Arbitration Rules of the American Arbitration Association. There parties are not obligated to stale any other dispute that may arise under this Agreement by arbitration.

17.2	Request for Arbitration. Either party may request such arbitration. Stanford and BioTrove will mutually agree in writing on a third party arbitrator within thirty (30) days of the arbitration request. The arbitrator’s decision will be final and nonappealable and may be entered in any court having jurisdiction.

17.3	Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery.

17.4	Place of Arbitration. The arbitration will be held in Stanford, California unless the parties mutually agree in writing to another place.

18	NOTICES

All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to BioTrove are mailed to:
BioTrove, Inc.
12 Gill Street
Suite 4000
Woburn, MA 01801
Attention: President
All financial invoices to BioTrove (i.e., accounting contact) are e-mailed to:
BioTrove, Inc.
12 Gill Street
Suite 4000
Woburn, MA 01801
Attention: Robert Hess
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

S00-099:MMM	Exclusive Agreement	5/26/2004
All progress report invoices to BioTrove (i.e., technical contact) are e-mailed to:
BioTrove, Inc.
12 Gill Street
Suite 4000
Woburn, MA 01801
Attention: Robert Hess
All general notices to Stanford are e-mailed or mailed to:
Office of Technology Licensing
1705 El Camino Real
Palo Alto, CA 94306-1106
info@otlmail.Stanford.edu
All payments to Stanford are mailed to:
Stanford University
Office of Technology Licensing
Department #44439
P.O. Box 44000
San Francisco, CA 94144-4439
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

S00-099:MMM	Exclusive Agreement	5/26/2004
All progress reports to Stanford are e-mailed or mailed to:
Office of Technology Licensing
1705 El Camino Real
Palo Alto, CA 94306-1106
info@otlmail.Stanford.edu
Phone: (650) 723-0651
Fax: (650) 725-2432
Either party may change its address with written notice to the other party.
19	MISCELLANEOUS

19.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving. Any waiver by a party of any condition, covenant,” or other term or provision of this Agreement shall not be construed as a waiver of any, other condition, covenant, term, or provision of this Agreement, nor shall any such waiver be construed as a waiver of any such condition, covenant, or other term or provision respecting any subsequent event or circumstance.

19.2	Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

19.3	Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. BioTrove submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over BioTrove or constitutes an inconvenient or improper forum.

19.4	Headings. No headings in this Agreement affect its interpretation.

19.5	Amendment. No amendment of this Agreement shall be valid or effective unless made in writing and signed by the parties hereto.

19.6	Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior negotiations, commitments, agreements, and understandings relating to the subject matter hereof.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND
STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katherine Ku

Name Katherine Ku
Title Technology Licensing
Date May 26, 2004

BIOTROVE INC.

Signature	/s/ Robert Ellis

Name Robert Ellis
Title President & CEO
Date June 1, 2004
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

S00-099:MMM	Exclusive Agreement	5/26/2004
APPENDIX A
MILESTONES
Before the first commercial sale a collaborator of BioTrove will complete a validation study for SNP or transcript analysis by [***].
BioTrove will have launched a commercial product by [***].
In the [***] BioTrove will have generated at least [***] in revenue from sale of Licensed Product.
In the [***] BioTrove will have generated at least [***] in revenue from sale of Licensed Product.
In the [***] BioTrove will have generated at least [***] in revenue from sale of Licensed Product.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

S00-099:MMM	Exclusive Agreement	5/26/2004
APPENDIX B
SAMPLE REPORTING FORM
Stanford Docket No. S00-099
This report is provided pursuant to the license agreement between Stanford
University and BioTrove. •
License Agreement Effective Date:

Report Covering Period
Yearly Maintenance Fee	$
Number of Sublicenses Executed
Net Sales	$
Royalty Calculation
Royalty Subtotal	$	.
Credit	$
Royalty Due	$
Comments:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

S00-099:MMM	Exclusive Agreement	5/26/2004
APPENDIX C
CLIENT AND BILLING AGREEMENT
The Board of Trustees of the Stanford Leland Junior University (“STANFORD”); and BioTrove, Inc., a Corporation of the State of Delaware, with a principal place of business at 12 Gill Street, Suite 4000, Woburn, MA 01801, (“BIOTROVE”); have agreed to use the law firm of                                                                                                       (“LAW FIRM”) to prepare, file and prosecute the pending patent applications listed in Exhibit A attached hereto and maintain the patents that issue thereon (“Patents”).
WHEREAS, LAW FIRM desires to perform the legal services related to obtaining and maintaining the Patents; and
WHEREAS, STANFORD remains the client of the LAW FIRM; and
WHEREAS, BIOTROVE is the Licensee of STANFORD interest in the Patents;
NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:
1. LAW FIRM can interact directly with BIOTROVE on all patent prosecution matters related to the Patents and will copy STANFORD on all correspondence. STANFORD will be notified by LAW FIRM prior to any substantive actions and will have final approval on proceeding with such actions.
2. BIOTROVE is responsible for the payment of all charges and fees by LAW FIRM related to the prosecution and maintenance of the Patents. LAW FIRM will invoice BIOTROVE and must copy STANFORD on all invoices. BIOTROVE must pay LAW FIRM directly for all charges and must copy STANFORD on each payment.
3. Notices and copies of all correspondence should be sent to the following:
To BIOTROVE:
Robert Hess, Director of Licensing and Intellectual Property
BioTrove, Inc.
12 Gill Street, Suite 4000
Woburn, MA 01801
To STANFORD:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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Name
Office of Technology Licensing
Stanford University
1705 El Camino Real
Palo Alto, CA 94306-1106
To LAW FIRM:
Attorney Name
Law Firm Address
ACCEPTED AND AGREED TO:
STANFORD

By:
Name: Katharine Ku
Title: Director
Date:

BIOTROVE

By:
Name:
Title: Director
Date:

Law Firm Name

By:
Name:
Title: Director
Date:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

S00-099:MMM	Exclusive Agreement	5/26/2004
APPENDIX C
CLIENT AND BILLING AGREEMENT
The Board of Trustees of the Stanford Leland Junior University (“STANFORD”); and BioTrove, Inc., a Corporation of the State of Delaware, with a principal place of business at 12 Gill Street, Suite 4000, Woburn, MA 01801, (“BIOTROVE”); have agreed to use the law firm of Bromberg & Sunstein LLP (“LAW FIRM”) to prepare, file and prosecute the pending patent applications listed in Exhibit A attached hereto and maintain the patents that issue thereon (“Patents”).
WHEREAS, LAW FIRM desires to perform the legal services related to obtaining and maintaining the Patents; and
WHEREAS, STANFORD remains the client of the LAW FIRM; and
WHEREAS, BIOTROVE is the Licensee of STANFORD’s interest in the Patents;
NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:
1. LAW FIRM can interact directly with BIOTROVE on all patent prosecution matters related to the Patents and will copy STANFORD on all correspondence. STANFORD will be notified by LAW FIRM prior to any substantive actions and will have final approval on proceeding with such actions.
2. BIOTROVE is responsible for the payment of all charges and fees by LAW FIRM related to the prosecution and maintenance of the Patents. LAW FIRM will invoice BIOTROVE and must copy STANFORD on all invoices. BIOTROVE must pay LAW FIRM directly for all charges and must copy STANFORD on each payment.
3. Notices and copies of all correspondence should be sent to the following:
To BIOTROVE:
Robert Hess, Director of Licensing and Intellectual Property
BioTrove, Inc.
12 Gill Street, Suite 4000
Woburn, MA 01801
     To STANFORD:
Jacqueline Tay
Licensing Liaison
Office of Technology Licensing
Stanford University
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

S00-099:MMM	Exclusive Agreement	5/26/2004
1705 El Camino Real
Palo Alto, CA 94306-1106
To LAW FIRM:
Bromberg & Sunstein LLP Attorneys at Law
125 Summer Street
Boston, MA 02110-1618
ACCEPTED AND AGREED TO:
STANFORD
By:
Name: Katharine Ku
Title: Director
Date: October 1, 2004
BIOTROVE
By:
Name: Robert Hess
Title: Director, Licensing and IP
Date: September 21, 2004
Law Firm Name
Bromberg & Sunstein LLP
By:
Name: Samuel Petuchowski, Esq.
Title: Partner
Date: September 27, 2004
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.